SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under Rule 14a-12

EPIMMUNE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Epimmune Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

PRESS RELEASE

     On May 24th, 2005, Immuno-Designed Molecules, S.A., or IDM, a société anonyme organized under the laws of France, issued the following press release announcing that it has obtained a patent from the European Patent Office covering the basic technology behind one of its product families, therapeutic anticancer vaccines. These vaccines are designed to prevent tumor relapse.

     We have entered into a share exchange agreement, as amended, with shareholders of IDM. Subject to the terms and conditions of the share exchange agreement, as amended, we will acquire all of the outstanding share capital of IDM, with certain exceptions related to shares and a warrant held in French retirement accounts, in exchange for shares of our common stock, and IDM will become our subsidiary.

IDM obtains a European patent protecting the basic technology behind its therapeutic vaccines

     Paris, France – May 24th, 2005. IDM (Immuno-Designed Molecules), a privately held biopharmaceutical company which shareholders recently entered into an agreement to combine with Epimmune Inc. (Nasdaq: EPMN), has obtained a patent from the European Patent Office covering the basic technology behind one of its product families, therapeutic anticancer vaccines.

     These vaccines are designed to prevent tumor relapse. They come from the patient’s white blood cells, exposed to IL-13 and GM-CSF, biological compounds which contribute to their transformation into dendritic cells. These dendritic cells are then exposed to tumor antigens and reinjected into the patient to stimulate the immune system’s ability to recognize and destroy tumor cells which express this antigen on their surfaces.

     IDM’s most advanced product in this class is called Uvidem®. It is being developed in partnership with Sanofi-Aventis for the treatment of melanoma. Another therapeutic vaccine, Collidem®, is in clinical development in the United States for colorectal cancer.

     The patent granted to IDM by the European Patent Office is titled “New antigen presenting cells, a process for preparing the same and their use as cellular vaccines”. It covers the preparation process and the dendritic cells obtained after differentiation of the monocytes from the blood.

     IDM’s patent portfolio includes 141 proprietary patents issued and granted (including 23 issued in the United States) and 86 patents pending (including 22 in the United States). Additionally, IDM has exclusive rights to 92 issued and granted patents which it has in-licensed.

1.

     To date, more than 96% of IDM’s shareholders have entered into a definitive agreement to combine IDM with Nasdaq publicly traded Epimmune Inc. in an all-stock transaction expected to close in the second or third quarter of 2005. Epimmune has filed a proxy statement with the United States Securities and Exchange Commission in connection with the transaction, which is subject to approval by the Epimmune stockholders and certain other closing conditions.

     About IDM

     IDM is a biopharmaceutical company focused on the development of innovative products to treat and control cancer while maintaining the patient’s quality of life. IDM is currently developing two lines of products: one aiming at the destruction of residual cancer cells after the use of traditional therapies, and the other to prevent tumor recurrence by triggering an immune response. IDM’s most advanced product has completed a Phase III clinical trial, five other products are in clinical trials and five are in preclinical development. For more information, visit www.idm-biotech.com.

     Where You Can Find Additional Information About IDM’s Proposed Combination with Epimmune

     Epimmune Inc. has filed a preliminary proxy statement concerning its proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Epimmune with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to Epimmune’s Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

     Information Concerning Participation in Epimmune’s Proxy Solicitation

     IDM and Epimmune and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to the proposed transaction between Epimmune and IDM. Information regarding Epimmune’s executive officers and directors is included in Epimmune’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2004. This document is available free of charge at the SEC’s website at http://www.sec.gov and from Epimmune at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of Epimmune and IDM in the proposed transaction between Epimmune and IDM by reviewing the proxy statement related to the transaction filed with the SEC.

IDM press contact:	Euro RSCG C&0 :

Nadine Sciacca, Communication Director	Marie-Carole de Groc/Florence Macaire
Tel.: +33 (0) 1 40 09 04 11	+33 (0)1 58 47 95 07/+33 (0)1 58 47 95 18
E-mail: nsciacca@idm-biotech.com.	marie-carole.de-groc@eurorscg.fr
florence.macaire@eurorscg.fr

2.

Forward-Looking Statements

     The foregoing statements regarding the proposed transaction between us and IDM include forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, such as our not obtaining shareholder approval of the transaction or related matters; the possibility that IDM shareholders who have not become parties to the definitive agreement make an alternative bid regarding a transaction involving IDM to the IDM shareholders pursuant to rights under the shareholders agreement among the IDM shareholders and, if so, that the IDM shareholders accept that bid instead of the transaction with us; and the possibility that Nasdaq will not approve the listing of the combined company’s shares for trading on the Nasdaq National Market; and that, in the event the transaction is completed, the combination of us and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction. In addition, statements regarding development of IDM’s product candidates are subject to risks and uncertainties regarding regulatory approval and commercialization of IDM’s product candidates.

3.